S. W. HATFIELD, CPA
Certified Public Accountants

Member: American Institute of Certified Public Accountants
SEC Practice Section
Information Technology Section
Texas Society of Certified Public Accountants

June 19, 2001

U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington DC 20549

Gentlemen,

At the opening of business on June 19, 2001, the accounting firm of S. W. Hatfield, CPA was in receipt of a facsimile transmission, dated June 14, 2001 at 11:43 PDT, from Virgil S. Hlus containing a draft of a Form 8-K, dated June 7, 2001, reporting a change in independent certified public accountants for SE Global Equities Corp. (formerly Future Technologies, Inc.) (SEC File # 000-26347, CIK # 1088005) (Company).

We note the following related to the statements contained therein:

  The name of the former independent certified accounting firm is "S. W. Hatfield, CPA", not "Scott W. Hatfield, CPA" as noted in the filing.

  Our independent auditor's report, dated October 18, 2000 on the financial statements of Future Technologies, Inc. as of and for the years ended September 30, 2000 and 1999 contained the following paragraph:

  "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no viable operations or significant assets and is dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note A. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

  Accordingly, the Company's representation in the Form 8-K is incorrect and inaccurate with regard to the statement "The report on the financial statements prepared by Scott W. Hatfield, CPA [sic]., for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals [sic]."

  Use our past to assist your future sm

  (secure mailing address)
  P. O. Box 820395
  Dallas, Texas 75382-0395
  214-342-9635 (voice)
  800-244-0639
  (fax) 214-342-9601
  SWHCPA@aol.com
  (overnight delivery/shipping address)
  9002 Green Oaks Circle, 2nd Floor
  Dallas, Texas 75243-7212

  U. S. Securities and Exchange Commission

  June 19, 2001

  We note that we were engaged by current management to audit the financial statements of Future Technologies, Inc. using a Board of Directors approved change in fiscal year-end from September 30 to December 31 on or about April 11, 2001. During the course of this engagement, a difference of opinion arose related to the requirements of the U. S. Securities and Exchange Commission related to the filing of a transitional Form 10-KSB. We have had no discussions with management related to the completion of the April 11, 2001 engagement since May 2001. Accordingly, we cannot comment on, nor believe that, "there were no disagreements with Scott W. Hatfield, CPA [sic] ... on any matter concerning accounting principles or practices, financial statement disclosure or auditing scope or procedure ...."

Further, our June 19, 2001 letter to SE Global Equities Corp. (formerly Future Technologies, Inc.) acknowledging receipt of our notification of termination is also attached as an integral part of this letter.

We have no further disagreements with the statements made within Item 4 of the referenced Form 8-K.

Yours truly,

S. W. Hatfield, CPA

S. W. HATFIELD, CPA
Certified Public Accountants

Member: American Institute of Certified Public Accountants
SEC Practice Section
Information Technology Section
Texas Society of Certified Public Accountants

June 19, 2001

Board of Directors and/or Audit Committee
i/c/o Mr. Toby Chu, President
SE Global Equities Corp.
Suite 1200 - 777 West Broadway
Vancouver BC V5Z 4J7

Gentlemen:

At the opening of business on June 19, 2001, the accounting firm of S. W. Hatfield, CPA was in receipt of a facsimile transmission, dated June 14, 2001 at 11:43 PDT, from Virgil S. Hlus containing a draft of a Form 8-K, dated June 7, 2001, reporting a change in independent certified public accountants for SE Global Equities Corp. (formerly Future Technologies, Inc.) (SEC File # 000-26347, CIK # 1088005).

We hereby confirm that this facsimile communication from Mr. Hlus was the first communication we received from the Company related to this matter.

As of the date of this required communication to you, we acknowledge that our Firm has had no contact to date with the appointed successor accounting firm of LaBonte & Co., of Vancouver, British Columbia, Canada as such contact relates to the required communication between predecessor and successor auditors under the requirements of Statement of Auditing Standard No. 84.

By copy of this letter to the U. S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between Whistler, Inc. (SEC File # 000-30579, CIK # 1113580) and S. W. Hatfield, CPA has ceased.

Yours truly,

S. W. HATFIELD, CPA

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549

Use our past to assist your future sm

(secure mailing address)
P. O. Box 820395
Dallas, Texas 75382-0395
214-342-9635 (voice)
800-244-0639
(fax) 214-342-9601
SWHCPA@aol.com
(overnight delivery/shipping address)
9002 Green Oaks Circle, 2nd Floor
Dallas, Texas 75243-7212